EXHIBIT 10.22


                             RESTATED LOAN AGREEMENT


                  THIS RESTATED LOAN AGREEMENT, made as of the 14th day of February, 2000, by and between TAYLOR INVESTMENT CORPORATION ("Borrower") and M&I BANK OF SHAWANO ("Bank").

                  In consideration of the mutual covenants, conditions and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, Borrower and Bank hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms which appear in this Loan Agreement shall be defined as set forth in this Article I:

                  1.1 Adjusted Interbank Rate is expressed as a fraction, the numerator of which is the Interbank Rate and the denominator of which is one minus the Interbank Reserve Requirement.

                  1.2 Advance is any extension of credit by Bank to Borrower under this Loan Agreement and any Mortgage Note.

                  1.3 Advance Termination Date is April 30, 2001.

                  1.4 Articles of Incorporation are the Articles of Incorporation of Borrower.

                  1.5 Borrowing Base is seventy percent (70%) of the cost of any real estate acquisition made by Borrower. Bank, in its sole discretion, may increase the Borrowing Base to no higher than 75% of the cost of any real estate acquisition made by Borrower for which Borrower delivers to Bank a Qualified Appraisal.

                  1.6 Borrowing Resolution is the resolution of the Board of Directors of the Borrower authorizing the execution of this Loan Agreement and all of the documents and agreements referenced herein.

                  1.7 Bylaws are the Bylaws of Borrower.

                  1.8 Closing Documents are for each Project, the Development Plan, a survey map, an accepted offer to purchase and a title insurance commitment dated no less than (thirty) 30 days prior to the proposed date of Borrower's acquisition of the real estate described in the Project.

                  1.9 Closing Fee is a sum equal to one-half percent (1/2%) of each Mortgage Note amount, with a minimum of $250.00 and a maximum of $5,000.00 for each Mortgage Note.

                  1.10 Development Plan is the plan prepared by Borrower for each Project which subdivides the real estate contained within each Project into distinct lots, and which assigns a minimum target sales price for each such lot. More than one Development Plan shall be referred to as "Development Plans."

1.11 Environmental Laws shall be defined as any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes or the clean-up or other remediation thereof and any and all judgments, orders, decrees, permits, grants, franchises, licenses or agreements relating to the foregoing to which Borrower is a party or which is otherwise applicable to Borrower.

                  1.12 Event of Default is defined as the occurrence of any event described in Article VIII, below.

                  1.13 Existing Agreement is, collectively, the Loan Agreement dated as of October 5, 1995, an Amendment to Loan Agreement Dated October 5, 1995, a Second Amendment to Loan Agreement as of July 25, 1997, a Third Amendment to Loan Agreement as of May 15, 1998, and a Fourth Amendment to Loan Agreement as of May 15, 1999, all between Bank and Borrower, and all documents referenced therein or appended thereto.

                  1.14 Existing Mortgages are the mortgages executed by Borrower, securing repayment of the Existing Notes.

                  1.15 Existing Notes are the following business notes executed by Borrower:

                  ==============================================================
                            Date       Original Principal        Due Date
                                            Amount
                  ==============================================================
                   March 30, 1999        $ 100,800.00       March 30, 2001
                  --------------------------------------------------------------
                   April 30, 1999        $  56,700.00       April 30, 2001
                  --------------------------------------------------------------
                   May 19, 1999          $  60,900.00       May 19, 2001
                  --------------------------------------------------------------
                   November 30, 1999     $ 176,000.00       November 30, 2001
                  ==============================================================

                  1.16 FIRREA is the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

                  1.17 Guarantor is Philip C. Taylor.


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                  1.18 Guaranty is the continuing guaranty (limited) executed by
Guarantor, in the form attached hereto as Exhibit 1.18.

                  1.19 Interbank Rate means with respect to any Advance, the rate per annum equal to the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted as the rate at which dollar deposits in immediately available funds are offered on the first day of each calendar month in the interbank Eurodollar market on or about 9:00 A.M., Milwaukee time, for a period of one (1) calendar month for LIBOR Advances, and for a period of two (2) years for a Permanent Rate Election. If the first day of any calendar month is not a regular business day, the Interbank Rate shall be established on the preceding business day. Bank currently uses the Knight Ridder Information Service to provide information with respect to the interbank Eurodollar market, but Bank may change the service providing such information at any time. Each such determination shall be conclusive and binding upon the parties hereto in the absence of demonstrable error.

                  1.20 Interbank Reserve Requirement means a percentage (expressed as a decimal) equal to the aggregate reserve requirement in effect on the first day of each calendar month (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during each calendar month) specified for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or any other regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D, as then in effect, as applicable to the class or classes of banks of which Bank is a member.

                  1.21 Interest Period means with respect to each LIBOR Advance, the period through and including the final day of the calendar month in which the LIBOR Advance is made or the LIBOR Rate is elected.

                  1.22 LIBOR Advance is an Advance for which Borrower elects the LIBOR Rate for interest rate determination.

                  1.23 LIBOR Rate is the Adjusted Interbank Rate, plus two and fifty-five one hundredths of one percent (2.55%).

                  1.24 Loan Agreement is this Restated Loan Agreement.

                  1.25 Mortgage Note is any of Borrower's promissory notes to Bank for any Advance. More than one Mortgage Note shall be referred to as "Mortgage Notes."

                  1.26 Mortgage is any of the mortgages which Borrower shall execute and deliver to Bank, creating a first mortgage lien in favor of Bank on all real property described therein, on all real property acquired by Borrower for which any Advance is used. More than one Mortgage shall be referred to as "Mortgages."


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                  1.27 Mortgaged Property is the real property described in the
Existing Mortgages and Mortgages and all improvements and appurtenances thereto.

                  1.28 Net Worth. The excess of total assets over total liabilities of Borrower, with total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets (a) treasury stock;
(b) cash set apart and held in sinking or other analogous funds established for the purpose of redemption or other retirement of capital stock; (c) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with generally accepted accounting principles, should be established in connection with the business conducted by the Borrower; and (d) any revaluation or other write-up in book value of assets in excess of amounts set forth in Borrower's financial statements consistent with generally accepted accounting principles consistently applied.

                  1.29 Permanent Rate is the Adjusted Interbank Rate, plus two and three-tenths percent (2.30%).

                  1.30 Permanent Rate Election is the election the Borrower may make under Paragraph 2.3 of this Loan Agreement to calculate interest at the Permanent Rate on any Mortgage Note only from the date of funding such Mortgage Note by Bank until its maturity.

                  1.31 Project describes the real property acquired by Borrower with any proceeds of any Mortgage Note or Existing Note, and all improvements proposed to such real property as set forth in each Development Plan. More than one Project shall be referred to as "Projects."

                  1.32 Qualified Appraisal is a real estate appraisal on the fair market value of real estate acquired by Borrower using proceeds of any Mortgage Note, addressed to Bank, prepared by a real estate appraiser licensed to appraise real estate in the state in which such real estate is located, in conformity with all FIRREA requirements, and prepared or updated, as applicable, within three months of the date of the funding by Bank of the applicable Mortgage Note.

                  1.33 Value Percentage is, for each lot sold within a Project, the percentage derived by dividing the price of the lot sold by the total value of a Project as set forth in the Project's Development Plan.

                                   ARTICLE II

                               MORTGAGE NOTE LOANS

                  2.1 Mortgage Note Loans. Subject to the terms and conditions of this Loan Agreement, Bank hereby agrees to lend and advance to Borrower the principal aggregate sum not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), limited for each Project by the Borrowing Base. The Bank's commitment to make Advances shall terminate on the Advance Termination Date. Mortgage Note loans shall be payable in accordance with the terms and conditions


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


of each Mortgage Note. Each Mortgage Note shall mature two (2) years from its date. Interest shall be calculated on each Mortgage Note on the basis of a 360-day year. After maturity, whether by acceleration or otherwise, accrued interest and all principal shall become immediately due and payable on each Mortgage Note.

                  2.2 Payment. The principal of each Mortgage Note shall be partially repaid upon the sale of each lot within a Project in an amount equal to the Value Percentage multiplied by the total principal amount of the Mortgage Note for such Project, multiplied by 140 %. Interest shall be calculated as set forth in Paragraph 2.3, below, and in each Mortgage Note, and shall be paid to Bank on the dates set forth in each Mortgage Note.

                  2.3 Interest Election. Immediately prior to Bank's funding each Mortgage Note, the Borrower shall elect a method of calculating interest under such Mortgage Note between the LIBOR Rate and the Permanent Rate. Such election shall determine the interest rate which Borrower shall pay to Bank under such Mortgage Note from time to time, subject to fluctuation as the LIBOR Rate fluctuates. Such elected rate shall remain effective until Borrower repays the Mortgage Note in full.

                  2.4 Use of Funds. Borrower shall use the proceeds of the Mortgage Note loans to acquire real estate and for no other purpose.

                  2.5 Release of Mortgage Lien. Bank shall grant a partial release of its mortgage lien on each lot upon receipt of repayment allocated to such lot as described in Paragraph 2.2, above.

                                   ARTICLE III

                             CONDITIONS OF BORROWING

                  The obligation of the Bank to make any Mortgage Note loan is subject to the satisfaction of the following conditions for each Project:

                  a. The representations and warranties of Borrower contained or incorporated by reference in this Loan Agreement shall be true and accurate in all material respects;

                  b. There shall not exist an Event of Default under this Loan Agreement and no event shall have occurred and be continuing which would constitute an Event of Default under this Loan Agreement but for the requirement that notice be given and/or time elapsed;

                  c. All proceedings to be taken in connection with such loan and all documents incident thereto shall be satisfactory in form and substance to the Bank and its counsel;

                  d. The Bank shall have received, on or prior to the date of such loan, all of the following:


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                           1.       The Closing Documents;

                           2.       The executed Mortgage Note;

                           3.       The Closing Fee;

                           4. A first priority Mortgage describing the entire Project as the mortgage property;

                           5. The Borrowing Resolution, certified by the secretary of the Borrower as true and correct; and

                           6.       The Articles of Incorporation and the
                                    Bylaws.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants, which representations and warranties shall survive the date hereof and shall remain effective until all Mortgage Notes and Existing Notes are repaid in full, as follows:

                  a. Borrower is a Minnesota corporation legally organized, validly existing, and authorized to conduct business in the State of Wisconsin.

                  b. The execution and delivery of this Loan Agreement is within Borrower's corporate power, has been duly authorized by proper corporate action, is not in violation of any existing law, rule or regulation of any governmental agency, licensing board or authority, any order or decision of any court, the Articles of Incorporation or Bylaws or the terms of any agreement, restriction or under taking to which Borrower is a party or by which it is bound, and do not require the approval or consent of the shareholders of Borrower, any governmental body, agency or authority or any other person or entity.

                  c. All written statements made and information given to the Bank by the Borrower concerning the transactions contemplated by this Loan Agreement are true and correct and no material fact concerning Borrower and known to its officers has been withheld.

                  d. Borrower has good title to all Mortgaged Property, free and clear of all liens, charges or encumbrances of all kinds and every Mortgage and Existing Mortgage will constitute a valid and perfected first mortgage lien in and to the real estate described therein enforceable against all third parties securing the payment of all obligations stated to be secured thereunder.


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


                  e. Borrower is not a party to or subject to any agreement, restriction, requirement or instrument which has or may reasonably be expected to have a material adverse effect on the business, assets, financial or other operations or conditions of Borrower or on the ability of Borrower to comply with the obligations under this Loan Agreement or any other documents executed in conjunction with or incident to this Loan Agreement.

                  f. Borrower has paid all taxes when due, unless the same are being contested in good faith by appropriate proceedings.

                  g. Borrower is not party to any litigation and is unaware of any threatened litigation in which Borrower would be named a defendant.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  From and after the date of this Loan Agreement, and until the entire amount owing from the Borrower to the Bank under the terms and conditions of this Loan Agreement and all Existing Notes and Mortgage Notes is paid in full, the Borrower shall, unless waived in writing by the Bank:

                  a. Comply in every material respect with each covenant contained in documents executed pursuant to this Loan Agreement.

                  b.       Furnish the following to the Bank:

                           1. Within ninety (90) days after the end of each fiscal quarter, copies of its balance sheets as of the end of each such quarter and related statements of the income and retained earnings of Borrower for said quarter, together with year-to-date figures, all in reasonable detail and all prepared and certified by the employee of Borrower charged with such responsibility as having been prepared in accordance with generally accepted accounting principles;

                           2. Within ninety (90) days after the end of each of Borrower's fiscal years, a copy of the audit report of Borrower for such year, including therein a copy of its balance sheet as of the end of such fiscal year and copies of related statements of its income and retained earnings for such fiscal year, all in reasonable detail, and stating in comparative form the figures as of the end of and for the previous fiscal year, all prepared and certified by independent certified public accountants of recognized standing selected by Borrower and reasonably acceptable to the Bank, which audit reports shall be prepared in conformity with generally accepted accounting principles applied on a consistent basis;

                           3. Such other and further financial information as the Bank may reasonably request.

                  c. Permit the Bank to visit, inspect and audit the offices and properties of Borrower and to examine its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its respective officers and independent public accountants at such reasonable times and places and as often as the Bank may reasonably desire.

                  d. Substantially comply with the requirements of the Environmental Laws and of all material applicable laws, rules, regulations and orders of all governmental authorities and licensing and regulatory bodies, and with all contractual and other legal obligations, the non-compliance with which would materially adversely effect the business, assets or financial condition of the Borrower.

                  e. Diligently pursue development of each Project as outlined in each Development Plan.

                  f. Promptly pay and discharge when due all taxes and assessments levied and assessed or imposed upon the Mortgaged Property or upon Borrower's income, as well as all claims which, if unpaid, might by law become a lien or charge upon the Mortgaged Property; provided, however, that nothing herein contained shall require the Borrower to pay any such taxes, assessments or claims so long as the Borrower shall in good faith contest the validity and stay the execution and enforcement thereof.

                  g. Furnish to the Bank immediately any information regarding Paragraph 8.1, below and as soon as possible, but in all events within seven (7) days after Borrower has obtained knowledge of the occurrence of an Event of Default, a statement signed by the Borrower setting forth details of such Event of Default which shall specify all actions taken or proposed to be taken to correct the same.

                  h. Obtain, preserve and maintain all of the Borrower's rights, privileges, licenses and permits necessary or desirable in the normal conduct of Borrower's business.

                  i. Maintain Net Worth of not less than $6,000,000.00 at all times.


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


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  From and after the date of this Loan Agreement and while any part of the loans contemplated hereunder remain outstanding and until the entire amount owing from the Borrower to the Bank under the terms and conditions of this Loan Agreement or documents referred to and/or incorporated herein is paid in full, the Borrower shall not, without the prior written consent of the Bank:

                  a. Create, assume or suffer to exist any security interest, lien or charge, upon the Mortgaged Property or any improvements thereon.

                  b. Declare and/or pay any dividend or any other payment to individuals based on ownership of common or preferred stock of Borrower in excess of 60% of Borrower's net income for any of Borrower's fiscal years.

                  c. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection.

                                   ARTICLE VII

                                    SECURITY

                  In order to secure repayment of each Mortgage Note, the Borrower shall execute and deliver to Bank a Mortgage describing the real property acquired by Borrower with the proceeds of such Mortgage Note. In addition, Borrower and Bank hereby acknowledge and affirm the validity and enforceability of all Existing Mortgages.

                  The terms, conditions, covenants and warranties contained in the Existing Mortgages and Mortgages are incorporated herein as if set forth in full. A default by Borrower in the performance or observance of any covenant or agreement contained in the Existing Mortgages or Mortgages shall constitute a default of the terms of this Loan Agreement and correspondingly, a default by Borrower in the performance or observation of any covenant or agreement under this Loan Agreement shall constitute a default under the Existing Mortgages and Mortgages. It is the parties' express intention that each Existing Mortgage and each Mortgage shall secure repayment of all of Borrower's obligations to Bank.

                                  ARTICLE VIII

                            DEFAULT AND ACCELERATION

                  8.1 The occurrence of any of the following shall constitute an Event of Default:

                  a. Borrower shall default in the due and punctual payment of any payment required herein or any other sums of money owing from Borrower to the Bank under the Existing Notes or the Mortgage Notes or any renewals or extensions thereof, and such default shall continue for a period of five (5) days from the date on which said payment matured;

                  b. Borrower shall default in the due and punctual retirement by payment of all principal and interest amounts due to Bank upon maturity of each of the Existing Notes and Mortgage Notes;

                  c. Any representation, warranty or certification made by Borrower herein or in any writing furnished in connection with or pursuant to this Loan Agreement shall be false in any material respect on the date as of which made or as of which the same is to be effective;

                  d. Borrower shall default in the performance or observance of any other term, covenant or agreement contained herein or in any other document incorporated or referred to herein, and the Borrower shall not have cured such default within fifteen (15) days following receipt of notice thereof from Bank.

                  e. Borrower shall become insolvent or be unable to pay its debts as they mature or shall make an assignment for the benefit of creditors or shall be adjudicated a bankrupt; or any proceedings shall be commenced by Borrower relating to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or liquidation law or statute of the federal or any state government, whether now or hereafter in effect; or any such proceeding shall be initiated against Borrower and an order approving the petition is entered or such proceedings shall remain undismissed for a period of sixty (60) days; or Borrower by any action shall indicate its approval of, consent to, or acquiescence in any such proceeding or in the appointment of a trustee or receiver; or any such trustee or receiver shall not be discharged within a period of sixty (60) days after the appointment thereof.

                  8.2 Upon the occurrence of any Event of Default, and while the same is continuing, the Bank may then, without demand or action of any kind by the Bank:

                  a. Declare the entire amount of unpaid principal and all accrued and unpaid interest, fees and charges under the Mortgage Notes and Existing Notes to be automatically and immediately due and payable; and/or


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


                  b. Declare the Borrower in default under the Existing Mortgages and Mortgages and exercise against the Borrower and the Mortgaged Property, all of its rights and remedies for default provided in this Loan Agreement and/or other applicable law; and/or

                  c. Set off against any of Borrower's accounts maintained with Bank or its affiliates, all amounts then due; and/or

                  d. Immediately terminate Bank's obligation to make any further loans pursuant to the Loan Agreement.

                  8.3 No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of the Bank in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

                  8.4 In the event of a conflict in the default or notice of default provisions of this Loan Agreement and any document referred to or incorporated herein, the provisions hereof shall control. In every other case, all remedies shall be deemed cumulative.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 If an Event of Default occurs, Borrower shall be responsible to pay all costs and expenses of the Bank, including reasonable attorneys' fees, whether or not a lawsuit is commenced, and shall be obligated for payment of the unpaid balance of the Mortgage Notes and/or Existing Notes and interest accrued thereon and all additional costs, expenses and fees of enforcing and/or exercising any right or remedy the Bank may have under the Mortgages, Existing Mortgages, this Loan Agreement and all agreements referenced herein or attached hereto, or any other provision in law or equity.

                  9.2 The Borrower's rights and liabilities under this Loan Agreement are not assignable, in whole or in part, without the prior written consent of the Bank. The Bank's rights and liabilities under this Loan Agreement are assignable to any successor in interest to Bank. The provisions of this Loan Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

                  9.3 All accounting terminology not specifically defined in this Loan Agreement shall be defined in accordance and consistent with generally accepted accounting principles.

                  9.4 The Borrower shall pay, or reimburse the Bank for all costs and expenses, including without limitation attorneys' fees, closing charges, recording and filing fees, insurance premiums and service charges as required or contemplated by this Loan Agreement, paid or incurred by the Bank in connection with (i) the preparation, negotiation, approval, execution and delivery of this Loan Agreement and any other documents and instruments related hereto or thereto, including all future funding of Mortgage Notes by Bank; (ii) the negotiation of any amendments or modifications to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments or modifications; and
(iii) the customary Bank charges associated with the servicing of the loans contemplated hereby.

                  9.5 All agreements, representations and warranties made herein or in any document executed and/or delivered pursuant hereto shall survive the execution of this Loan Agreement, the making of the loans described herein and the delivery of any document in connection therewith.

                  9.6 This Loan Agreement and the exhibits and attachments attached hereto and the other documents referred to or incorporated herein, contain the entire understanding of the parties with respect to the subject matter hereof and restate the Existing Agreement in its entirety. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Loan Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

                  9.7 All communications or notices required or permitted by this Loan Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party or when received following deposit in the United States mail, certified or registered mail, postage prepaid, with receipt as evidenced by the return receipt, and addressed as follows, unless and until either of such parties notifies the other in accordance with this section of a change of address:

                  If to the Borrower:

                                    The President
                                    Taylor Investment Corporation
                                    43 Main Street SE, Suite 506
                                    Minneapolis, MN 55414

                  If to the Bank:

                                    Peter F. Warmenhoven
                                    Senior Vice President
                                    M&I Bank of Shawano
                                    101 N. Main Street
                                    P.O. Box 496
                                    Shawano, WI 54166-0496


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


                  9.8 Borrower's payment obligations to Bank are absolute and Borrower shall not be permitted any right of set off or equitable adjustment to any payment obligation hereunder.

                  9.9 No amendment of this Loan Agreement shall be effective unless in writing and signed by the parties.

                  9.10 This Loan Agreement shall be governed by the internal laws of the State of Wisconsin. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforcement of such remaining provisions.


                  IN WITNESS WHEREOF, the parties have duly executed this Loan Agreement as of the day and year first above written.

                  BANK: M&I BANK OF SHAWANO

                          By:     /s/ P. F. Warmenhoven
                              ----------------------------------------
                               Peter F. Warmenhoven, Its Senior Vice President
                               --------------------      ---------------------

                  BORROWER: TAYLOR INVESTMENT CORPORATION

                          By:     /s/ Philip C. Taylor
                              ----------------------------------------
                              Philip C. Taylor, Its President
                              ----------------      ---------


         GUARANTOR'S ACKNOWLEDGMENT AND REAFFIRMATION

                  The undersigned Guarantor acknowledges delivery to Bank of his Guaranty to secure repayment of Borrower's obligations to Bank. The Guarantor further hereby ratifies and reaffirms his Guaranty, and further acknowledges and agrees that his Guaranty guarantees payment of one-third of all obligations of Borrower to Bank presently existing and arising in the future, and shall remain in full force and effect until Borrower has repaid all of its obligations to Bank in their entirety.

                  Dated as of the 14th day of February, 2000.

                                           /s/ Philip C. Taylor
                                        -------------------------------
                                        Philip C. Taylor


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